EXHIBIT 21

Subsidiaries of
American Electric Power Company, Inc.
As of December 31, 2007
The voting stock of each company shown indented is owned by the company immediately above which is not indented to the same degree.  Subsidiaries not indented are directly owned by American Electric Power Company, Inc.

Name of Company	Location of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
American Electric Power Company, Inc.	New York
American Electric Power Service Corporation	New York	100.0
AEP C&I Company, LLC	Delaware	100.0
AEP Coal, Inc.	Nevada	100.0
AEP Communications, Inc.	Ohio	100.0
AEP Desert Sky LP, LLC	Delaware	100.0
AEP Desert Sky LP II, LLC	Delaware	100.0
AEP Generating Company	Ohio	100.0
AEP Investments, Inc.	Ohio	100.0
AEP Nonutility Funding LLC	Delaware	100.0
AEP Power Marketing, Inc.	Ohio	100.0
AEP Pro Serv, Inc.	Ohio	100.0
AEP Resources, Inc.	Ohio	100.0
AEP T&D Services, LLC	Delaware	100.0
AEP Transmission Holding Company, LLC	Delaware	100.0
AEP Utilities, Inc.	Delaware	100.0
AEP Credit, Inc.	Delaware	100.0
AEP Texas Central Company	Texas	100.0
AEP Texas Central Transition Funding LLC	Delaware	100.0
AEP Texas Central Transition Funding II LLC	Delaware	100.0
AEP Texas North Company	Texas	100.0
AEP Texas North Generation Company LLC	Delaware	100.0
CSW Energy, Inc.	Texas	100.0
CSW Energy Services, Inc.	Delaware	100.0
CSW International, Inc.	Delaware	100.0
Electric Transmission Texas, LLC	Delaware	50.0	(a)
Public Service Company of Oklahoma	Oklahoma	100.0
Southwestern Electric Power Company	Delaware	100.0
Dolet Hills Lignite Company, LLC	Delaware	100.0
Southwestern Arkansas Utilities Corporation	Arkansas	100.0
SWEPCo Capital Trust I	Delaware	100.0
The Arklahoma Corporation	Arkansas	47.6	(b)
AEP Utility Funding LLC	Delaware	100.0
Appalachian Power Company	Virginia	98.7	(c)
Cedar Coal Co.	West Virginia	100.0
Central Appalachian Coal Company	West Virginia	100.0
Central Coal Company	West Virginia	50.0	(d)
Southern Appalachian Coal Company	West Virginia	100.0
Columbus Southern Power Company	Ohio	100.0
Colomet, Inc.	Ohio	100.0
Conesville Coal Preparation Company	Ohio	100.0
Ohio Valley Electric Corporation	Ohio	4.3	(e)
Indiana-Kentucky Electric Corporation	Indiana	100.0
Simco Inc.	Ohio	100.0
Franklin Real Estate Company	Pennsylvania	100.0
Indiana Michigan Power Company	Indiana	100.0
Blackhawk Coal Company	Utah	100.0
Price River Coal Company	Indiana	100.0
Kentucky Power Company	Kentucky	100.0
Kingsport Power Company	Virginia	100.0
Ohio Power Company	Ohio	99.4	(f)
Cardinal Operating Company	Ohio	50.0	(g)
Central Coal Company	West Virginia	50.0	(d)
Ohio Valley Electric Corporation	Ohio	39.2	(e)
Indiana-Kentucky Electric Corporation	Indiana	100.0
Power Tree Carbon Company, LLC	Delaware	9.2	(h)
Wheeling Power Company	West Virginia	100.0

NOTES:

(a)	AEP Utilities, Inc. owns 50% of the Common Stock; the other 50% is owned by a nonaffiliated company.
(b)	Southwestern Electric Power Company owns 47.6% of the Common Stock; the other 52.4% is owned by nonaffiliated companies.
(c)	13,499,500 shares of Common Stock, all owned by parent, have one vote each and 177,520 shares of Preferred Stock, all owned by the public, have one vote each.
(d)	Owned 50% by Appalachian Power Company and 50% by Ohio Power Company.
(e)	American Electric Power Company, Inc. and Columbus Southern Power Company own 39.2% and 4.3% of the stock, respectively, and the remaining 56.5% is owned by nonaffiliated companies.
(f)	27,952,473 shares of Common Stock, all owned by parent, have one vote each and 166,274 shares of Preferred Stock, all owned by the public, have one vote each.
(g)	Ohio Power Company owns 50% of the Common Stock; the other 50% is owned by a nonaffiliated company.
(h)	The remaining 90.8% is owned by 25 leading United States power companies including 11 other registered holding companies.